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                                 EXHIBIT 24.1

                                  CONSENT OF

           STONEFIELD JOSEPHSON, INC., CERTIFIED PUBLIC ACCOUNTANTS

                                  CONSENT OF

           STONEFIELD JOSEPHSON, INC., CERTIFIED PUBLIC ACCOUNTANTS

     The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of Mirage Holdings, Inc. for the year ending June 30, 1998, in the Annual Report on Form 10-KSB for Mirage Holdings, Inc.



/s/ Stonefield Josephson, Inc.
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STONEFIELD JOSEPHSON, INC.
Certified Public Accountants
Santa Monica, California
Dated: October 9, 1998